MVP NETWORK, INC. (survivor) and MVP NETWORK ONLINE GAMES, INC.
PRO-FORMA COMBINED BALANCE SHEETS
September 30, 2008
(stated in 1,000’s)

	Network	Online		Adjustm	Combined
ASSETS
CURRENT ASSETS
Cash	-	116			116
Prepaid Expenses	-	55			55
Total Current Assets	-	171			171

PROPERTY and EQUIPMENT-
net of accumulated depreciation	-	1,151			1,151

CAPITALIZED COMPUTER GAME PROGRAMS –
net of amortization	-	3,110			3,110

OTHER ASSETS	1,896	549	(1)	(1,896)	855

TOTAL ASSETS	1,896	4,981			5,103

LIABILITIES & STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	-	21			21
Deferred revenue	-	70			70
Other current liabilities	-	1,961	(1)	(1,896)	66
Mortgage payable and capital lease obligations- current maturities	-	2,863			2,863
Total Current Liabilities	-	4,916			3,021

LONG TERM LIABILITIES –
less current maturities	-	847			847

STOCKHOLDERS’ EQUITY
Total Stockholders’ Equity	1,896	(782)			1,114

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	1,896	4,981			5,103

MVP NETWORK, INC. (survivor) and MVP NETWORK ONLINE GAMES, INC.
PRO-FORMA COMBINED OPERATING STATEMENTS
Nine Months Ended September 30, 2008 and
Year Ended December 31, 2007
(stated in 1,000’s)

	Network	Online	Adjustm	Combined
Nine Months ending September 30, 2008
Sales	-	931		931
Operating Expenses	157	1,509		1,666
Net Income (loss) from operations	(157)	(578)		(735)
Other income and expense		(288)		(288)
Net Loss	(157)	(866)		(1,023)
Loss per share	-	(0)
Average outstanding shares

Year ending December 31, 2007
Sales	-	845		845
Operating Expenses	172	1,729		1,901
Net loss from operations	(172)	(884)		(1,056)
Other income and expense	-	(342)		(342)
Net Loss	(172)	(1,226)		(1,398)
Loss per share	-	-		-
Average outstanding shares